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                                    EXHIBIT 5

        SCHEDULE OF PURCHASES OF CHICAGO PIZZA & BREWERY COMMON STOCK
                             SINCE DECEMBER 14, 1998


Purchases by Meruelo:


Date of Purchase       Number of Shares Purchased on Such Date     Purchase Price
----------------       ---------------------------------------     --------------
    1/26/99                         6,000                               $10,127
    1/29/99                        35,000                                63,437
     2/3/99                        10,000                                18,125



Purchases by La Pizza Loca:


Date of Purchase       Number of Shares Purchased on Such Date     Purchase Price
----------------       ---------------------------------------     --------------
    2/11/99                       273,500                               $478,625
    2/12/99                        56,500                                 98,875
    2/17/99                         1,000                                  1,625
    2/18/99                        10,000                                 16,250


All of the foregoing purchases were made by Meruelo and La Pizza Loca in open market transactions. The foregoing purchase prices do not include brokerage commissions, transfer taxes or such charges.